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                                                                     EXHIBIT 5.1


                                January 15, 2002



America First Mortgage Investments, Inc.
399 Park Avenue
36th Floor
New York, NY  10022

         Re:      America First Mortgage Investments, Inc.

Ladies and Gentlemen:

         We have acted as counsel to America First Mortgage Investments, Inc., a Maryland corporation (the "Company"), in connection with the issuance of up to 7,475,000 shares of the Company's common stock (the "Shares") pursuant to an underwritten public offering as described in the Company's Registration Statement on Form S-3 (No. 333-70082) (the "Registration Statement"), and the prospectus supplement, dated January 14, 2002 (which, together with the prospectus included in the Registration Statement on the date it was declared effective, is referred to herein as the "Prospectus"), each as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Unless otherwise defined, capitalized terms used herein have the respective meanings ascribed to those terms in the Registration Statement.

         This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

         In the course of such representation, we have examined, among other things, the form of underwriting agreement filed as an exhibit to the Form 8-K filed by the Company on January 15, 2002 and incorporated by reference into the Registration Statement and Prospectus (the "Underwriting Agreement") and such corporate records, certificates of public officials and other documents we deemed relevant and appropriate.

         Based on the foregoing, we are of the opinion that, when sold in accordance with the terms of the Underwriting Agreement, the Shares will be legally issued, fully paid and nonassessable.

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America First Mortgage Investments, Inc.
January 15, 2002
Page 2


         We render this opinion as members of the Bar of the State of Nebraska and express no opinion as to any law other than the Corporations and Associations Article of the Annotated Code of Maryland.

         We hereby consent to the filing of this opinion letter as an exhibit to the Form 8-K filed by the Company on January 15, 2002, to the incorporation thereof by reference into the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.


                                       Very truly yours,


                                       /s/ Kutak Rock LLP